                     AGREEMENT OF AFFILIATION AND MERGER

         THIS AGREEMENT OF AFFILIATION AND MERGER ("Agreement") is made and entered into effective as of the 30th day of March, 2001, by and between FIRST FINANCIAL CORPORATION ("FIRST FINANCIAL"), FFC MERGER CORP ("MERGER CORP"), and COMMUNITY FINANCIAL CORP. ("COMMUNITY").

                            W I T N E S S E T H:
                            -------------------

         WHEREAS, First Financial is an Indiana corporation registered as a bank holding company under the federal Bank Holding Company Act of 1956, as amended ("BHC Act"), with its principal office located in Terre Haute, Vigo County, Indiana; and

         WHEREAS, Merger Corp is an Indiana corporation with its principal office located in Terre Haute, Vigo County, Indiana and is a wholly-owned subsidiary of First Financial; and

         WHEREAS, Community is an Illinois corporation registered as a bank holding company under the BHC Act, with its principal office located in Olney, Richland County, Illinois, and is the sole shareholder of Community Bank and Trust, N.A., a national banking association ("Bank"), and American Bank of Illinois in Highland, an Illinois state banking institution organized and existing under the laws of the State of Illinois; and

         WHEREAS, it is the desire of First Financial and Community to affiliate through a corporate reorganization whereby Community will be merged with and into Merger Corp; and

         WHEREAS, a majority of the entire Board of Directors of each of First Financial, Merger Corp and Community have approved this Agreement, authorized its execution and designated this Agreement a plan of reorganization and a plan of merger.

         NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, First Financial, Merger Corp and Community hereby make this Agreement and prescribe the terms and conditions of the affiliation of First Financial and Community and the mode of carrying such merger into effect as follows:

                                  SECTION 1

                                 THE MERGER
                                 ----------

         1.01.    General Description. Upon the terms and subject to the
                  -------------------
conditions of this Agreement, at the Effective Time (as defined in Section 10
                                                                   ----------
hereof), Community shall be merged with and into and under the Articles of Incorporation of Merger Corp ("Merger"). Merger Corp shall survive the Merger ("Surviving Corporation") and shall continue its corporate existence under the laws of the State of Indiana pursuant to the provisions of and with the effect provided in the Indiana Business Corporation Law, as amended. Upon consummation of the Merger, Bank shall become a wholly-owned subsidiary of Merger Corp.

         1.02.    Name, Officers and Management. The name of the Surviving
                  -----------------------------
Corporation shall be "FFC Merger Corp." Its principal office shall be located at One First Financial Plaza, Terre Haute, Indiana 47807. The officers of Merger Corp serving at the Effective Time shall continue to serve as the officers of the Surviving Corporation, until such time as their successors shall have been duly elected and have been qualified. The directors of Community shall cease to be directors of Community as of the Effective Time and shall not become directors of Merger Corp or First Financial after the Effective Time. The directors of Merger Corp as of the Effective Time shall remain the directors of the Surviving Corporation, until such time as their successors have been duly elected and have been qualified.

         1.03.    Capital Structure. The capital of the Surviving Corporation
                  -----------------
 shall be not less than the capital of Merger Corp immediately prior to the Effective Time.

         1.04.    Articles of Incorporation and By-Laws. The Articles of
                  -------------------------------------
Incorporation and By-Laws of Merger Corp in existence at the Effective Time shall remain the Articles of Incorporation and By-Laws of the Surviving Corporation following the Effective Time, until such Articles of Incorporation and By-Laws shall be further amended as provided by applicable law.

         1.05.    Assets and Liabilities. At the Effective Time, the title to
                  ----------------------
all assets, real estate and other property owned by Community shall vest in Merger Corp without reversion or impairment. At the Effective Time, all liabilities of Community shall be assumed by Merger Corp.

         1.06.    Additional Actions. If at any time after the Effective Time,
                  ------------------
Merger Corp or First Financial shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Community or the Bank, or (b) otherwise carry out the purposes of this Agreement, Community and the Bank and their respective officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry on the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Community or the Bank or otherwise to take any and all such action.

                                  SECTION 2

                            MERGER CONSIDERATION
                            --------------------

         2.01.    Conversion of Shares. Each share of Community's common stock
                  --------------------
issued and outstanding immediately prior to the Effective Time, other than shares held by shareholders who have exercised their dissenter's rights as set forth in Section 3 ("Dissenting Shares"), shall, by virtue of the Merger
             ---------
and without any action on the part of the holder thereof, be converted into and represent the right to receive the consideration payable as set forth below to the holder of record thereof, without any interest thereon, upon surrender of the certificate representing such common stock.

         2.02.    Consideration. (a)  As consideration for the Merger,
                  -------------
shareholders of Community, other than those shareholders who have exercised their dissenter's rights as set forth in Section 3, will be entitled to receive
                                         ---------
in cash for each share of Community common stock they own an amount equal to:

                  (i) the Aggregate Purchase Price (as defined in Section
                                                                  -------
                  2.02(b), and as may be amended or modified by Section
                  -------                                       -------
                  2.02(c)) minus (A) the aggregate amount to be paid to the
                  -------
                  Community ESOP pursuant to Section 2.02(e), and (B) minus
                                             ---------------
                  the aggregate amount to be paid to the holders of record as of the Effective Time of the outstanding "in the money" options of Community (as defined in Section 2.02(f))
                                                      ---------------
                  pursuant to Section 2.02(f),
                              ---------------

                  (ii) divided by 2,147,470 (which is the number of shares of Community common stock which will be outstanding as of the Effective Time).

         (b) First Financial shall pay an aggregate purchase price (the "Aggregate Purchase Price") equal to the sum of the following, less an amount equal to the fees and expenses incurred by Community pursuant to
Section 6.13(b), which amount shall not exceed $25,000 (if the actual amount
---------------
incurred by Community pursuant to Section 6.13(b) exceeds $25,000, the
                                  ---------------
amount in excess of $25,000 shall be borne by the Bank), and less any liabilities of Community (computed on a parent company only basis):

                  (i) $19,500,000;

                  (ii) the proceeds realized by Community on an after-tax basis (in an amount agreed to by First Financial, Community, and the independent auditors of First Financial) from the sale of American Bank of Illinois in Highland, MidAmerica Bank of St. Clair County and The Egyptian State Bank;

                  (iii) the amount of cash held by Community on a parent company only basis (other than amounts included pursuant to some other section of this Section 2.02(b));
                                             ---------------

                  (iv) the amounts receivable by Community pursuant to requests for refunds of income taxes paid (in an amount agreed to by First Financial, Community, and the independent auditors of First Financial);

                  (v) an amount equal to the principal balance of the loans identified on Schedules 2.02(b)(v)(1) and (2) of the
                                -------------------------------
                  Disclosure Schedule (as identified in Section 4 hereof)
                                                        ---------
                  which has been placed on the parent company only financial statements of Community and for which the Bank, as of the Effective Time, will have a $300,000 reserve allocated within its general loan loss reserve for the credits set forth on Schedule 2.02(b)(v)(1) of the Disclosure
                           ----------------------
                  Schedule; and

                  (vi) an amount equal to the fair market value of securities held by Community on a parent company only basis.

         (c) If at the Effective Time the Bank has realized on its financial records a recovery (in an amount agreed to by First Financial, Community, and the independent auditors of First Financial) on those loans identified in Schedule 2.02(c) of the Disclosure Schedule, then the amount
              ----------------
set forth in Section 2.02(b)(i) shall be increased by the amount of the
             ------------------
recovery, determined in accordance with this section of the Agreement; provided, however, that in no event shall such increase in the amount set forth in Section 2.02(b)(i) exceed $500,000.
         ------------------

         (d)       For purposes of Section 2.02(e) and Section 2.02(f), the
                                   ---------------     ---------------
Per Share Merger Consideration shall be determined by dividing:

                  (i) the sum of (A) the Aggregate Purchase Price, (B) the amount of proceeds which would be realized by Community if the "in the money" options to purchase shares of Community common stock" were exercised, and (C) the amount of the retired ESOP debt of $662,605.48, by

                  (ii)     2,365,869.

The number in Section 2.02(d)(ii) is the sum of 2,147,470 (which is the
              -------------------
number of shares of Community common stock outstanding), 154,340 (which is the number of "in the money" Community options to purchase shares of Community common stock outstanding) and 64,059 (which is the number of shares of Community common stock held by Community as treasury stock which would have been outstanding if the Community ESOP had not been terminated).

         (e) Of the total Aggregate Purchase Price to be received by Community, an amount equal to:

                  (i) (A) 64,059, multiplied by (B) the Per Share Merger Consideration less $10.3437, plus

                  (ii) (A) 64,059, multiplied by (B) the quotient of (1) the taxes (and any applicable interest or penalties) required to be paid by Community in accordance with the provisions of Section 6.12(b), and (2) 2,365,869, will be placed in the Employee Stock Ownership Plan of Community.

The amount of $10.3437 which is subtracted from the Per Share Merger Consideration in Section 2.02(e)(i)(B) for this purpose is the quotient of
                 ---------------------
the amount of the retired ESOP debt divided by the number of shares of Community common stock held by Community as treasury stock which would have been outstanding if the Community ESOP had not been terminated, or $662,605.48 divided by 64,059.

The number in Section 2.02(e)(ii)(B)(2) is the sum of 2,147,470 (which is
              -------------------------
the number of shares of Community common stock outstanding), 154,340 (which is the number of "in the money" Community options to purchase shares of Community common stock outstanding) and 64,059 (which is the number of shares of Community common stock held by Community as treasury stock which would have been outstanding if the Community ESOP had not been terminated).

         (f) Each outstanding "in the money option" of Community shall be canceled and exchanged for an amount of the total Aggregate Purchase Price to be received by Community equal to the Per Share Merger Consideration less the exercise price of such option. For purposes of this Agreement, an outstanding "in the money" option of Community shall be defined as an option with an exercise price less than the Per Share Merger Consideration. As of the date of this Agreement there are, and as of the Effective Time there will be, 154,340 outstanding "in the money" options of Community.

         2.03.    Distribution of Cash. (a) Promptly following the Effective
                  --------------------
Time, First Financial shall mail to each Community shareholder a letter of transmittal providing instructions as to the transmittal to First Financial of certificates formerly representing shares of Community common stock and the payment of cash in exchange therefor pursuant to the terms of this Agreement.

         (b) Following the Effective Time, First Financial shall distribute cash payments, without interest, for shares of Community (other than Dissenting Shares) to each shareholder of Community at the Effective Time within twenty (20) business days following receipt by First Financial of the shareholder's certificate(s) formerly representing such shareholder's shares of Community common stock together with a properly completed and executed letter of transmittal, all in form and substance reasonably satisfactory to the Surviving Corporation and First Financial.

         (c) Following the Effective Time, stock certificates formerly representing Community common stock (other than Dissenting Shares) held by shareholders of Community shall be deemed to evidence only the right to receive cash, without interest thereon, pursuant to Section 2.01 and Section
                                                    ------------     -------
2.02 hereof.
----

         (d) At or after the Effective Time, there shall be no transfers on the stock transfer books of Community of any shares of the common stock of Community. First Financial shall be entitled to rely upon the stock transfer books of Community to establish the persons entitled to receive any cash payment pursuant to this Agreement, which books shall be conclusive with respect to the ownership of shares of Community common stock.

         (e) With respect to any certificate for shares of Community common stock which has been lost, stolen or destroyed, First Financial shall be authorized to pay cash pursuant to Section 2.01 and Section 2.02 hereof to
                                      ------------     ------------
the registered owner of such certificate upon First Financial's (i) receipt of an agreement to indemnify First Financial against loss from such lost, stolen or destroyed certificate, an affidavit of lost, stolen or destroyed stock certificate and a bond, all in form and substance reasonably satisfactory to First Financial, and upon compliance by the shareholder of Community with all other reasonable requirements of First Financial in connection with such lost, stolen or destroyed stock certificates.

                                  SECTION 3

                              DISSENTING SHARES
                              -----------------

          Shareholders of Community who properly exercise and perfect statutory dissenters' rights shall have the rights accorded to dissenting shareholders under Article 11 of the Illinois Business Corporations Act of 1983, as amended.

                                  SECTION 4

                 REPRESENTATIONS AND WARRANTIES OF COMMUNITY
                 -------------------------------------------

         Community hereby represents and warrants to First Financial and Merger Corp with respect to itself and Bank, as its wholly-owned subsidiary, as follows:

         4.01.    Organization and Authority. Community is a corporation duly
                  --------------------------
organized, validly existing and in good standing under the laws of the State of Illinois. Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. Community and Bank have full power and authority (corporate and otherwise) to own and lease their properties as presently owned and leased and to conduct their respective business in the manner and by the means utilized as of the date hereof. Except as set forth in the Disclosure Schedule (for purposes of this Agreement, "Disclosure Schedule" shall mean the schedules referencing the applicable provisions of this Agreement which are attached hereto and made a part of this Agreement), Community's only subsidiaries are the Bank and American Bank of Illinois in Highland (located in Highland and Pocahontas, Illinois), and it has no other subsidiaries and owns no voting stock or equity securities of any corporation, partnership, association or other entity, except for stock held by the Bank in the Federal Home Loan Bank of Chicago and the Federal Reserve Bank of St. Louis. Bank has no subsidiaries. Bank is subject to primary regulatory supervision and examination by the Office of the Comptroller of the Currency. Community has one class of stock registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended ("1934 Act"), and is subject to the reporting requirements of the 1934 Act. Community has entered into a binding agreement to sell the stock which it owns of American Bank of Illinois in Highland.

         4.02.    Authorization. (a) Community has the requisite corporate
                  -------------
power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Section 8.02(e) and (f) hereof. This Agreement and
                       -----------------------
its execution and delivery by Community have been duly authorized and approved by the Board of Directors of Community and, assuming due execution and delivery by First Financial, constitutes a valid and binding obligation of Community, subject to the fulfillment of the conditions precedent set forth in Section 8.02 hereof, and is enforceable in accordance with its
         ------------
terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

         (b) Neither the execution of this Agreement nor consummation of the Merger contemplated hereby: (i) conflicts with or violates Community's Certificate of Incorporation or By-Laws; (ii) conflicts with or violates any local, state, federal or foreign law, statute, ordinance, rule or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Merger are obtained) or any court or administrative judgment, order, injunction, writ or decree; (iii) conflicts with, results in a breach of or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, arrangement, commitment or other instrument to which Community or Bank is a party or by which Community or Bank is subject or bound; (iv) results in the creation of or gives any person, corporation or entity the right to create any lien, charge, claim, encumbrance or security interest, or results in the creation of any other rights or claims of any other party (other than First Financial) or any other adverse interest, upon any right, property or asset of Community or Bank; or (v) terminates or gives any person, corporation or entity the right to terminate, accelerate, amend, modify or refuse to perform under any note, bond, indenture, mortgage, agreement, contract, lease, license, arrangement, deed of trust, commitment or other instrument to which Community or Bank is bound or with respect to which Community or Bank is to perform any duties or obligations or receive any rights or benefits.

         (c) Other than in connection or in compliance with the provisions of the applicable federal and state banking, securities, and corporation statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, exemption by or consent, authorization or approval of any governmental agency or body is necessary for consummation of the Merger by Community or Bank.

         4.03.    Capitalization. (a) The authorized capital stock of Community
                  --------------
as of the date hereof consists, and at the Effective Time will consist, of 1,000,000 shares of preferred stock, $0.01 par value per share, none of which is issued or outstanding, and 7,000,000 shares of common stock, $0.01 par value per share. As of the date hereof, and at the Effective Time, 2,147,470 shares of the common stock of Community are and will be issued and outstanding (such issued and outstanding shares are referred to herein as "Community Common Stock"). Such issued and outstanding shares of Community Common Stock have been duly and validly authorized by all necessary corporate action of Community, are validly issued, fully paid and nonassessable and have not been issued in violation of any pre-emptive rights of any present or former Community shareholder. Community has no common stock authorized, issued or outstanding other than as described in this Section 4.03(a) and has no intention or obligation to authorize or
     ---------------
issue any other capital stock or any additional shares of Community Common Stock. On a consolidated basis as of December 31, 2000, Community had total capital of approximately $34,890,653, which consisted of common stock of $26,450, capital surplus of $19,378,177 and undivided profits of
$15,486,026, including unrealized gains or losses on available-for-sale securities. Each share of Community Common Stock is entitled to one vote per share. A description of the Community Common Stock is contained in the Certificate of Incorporation of Community, as amended, as set forth in the Disclosure Schedule pursuant to Section 4.04 hereof.
                                ------------

         (b) The authorized capital stock of Bank as of the date hereof consists, and at the Effective Time will consist, of 1,000,000 shares of common stock, $4.00 par value per share, all of which shares are issued and outstanding (such issued and outstanding shares are referred to herein as "Bank Common Stock"). Such issued and outstanding shares of Bank Common Stock have been duly and validly authorized by all necessary corporate action of Bank, are validly issued, fully paid and nonassessable, and have not been issued in violation of any pre-emptive rights of any present or former Bank shareholder. All of the issued and outstanding shares of common stock of Bank are owned by Community free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other person, corporation or entity with respect thereto. Bank has no capital stock authorized, issued or outstanding other than as described in this Section
                                                                  -------
4.03(b) and has no intention or obligation to authorize or issue any other
-------
capital stock or any additional shares of Bank Common Stock. On a consolidated basis as of December 31, 2000, Bank had total capital of approximately $19,454,534, which consisted of common stock of $4,000,000, capital surplus of $8,691,900 and undivided profits of $6,762,634, including unrealized gains or losses on available-for-sale securities. Each share of Bank Common Stock is entitled to one vote per share. A description of the Bank Common Stock is contained in the Articles of Incorporation of Bank, as amended, as set forth in the Disclosure Schedule pursuant to Section 4.04
                                                             ------------
hereof.

         (c)      Except as set forth in Schedule 4.03(c) of the Disclosure
                                         ----------------
Schedule, there are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to any shares of Community Common Stock, or any securities convertible into or representing the right to purchase or otherwise acquire any common stock or debt securities of Community, by which Community is or may become bound. Community does not have any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of the issued and outstanding shares of Community Common Stock.

         (d) There are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to any shares of Bank Common Stock, or any securities convertible into or representing the right to purchase or otherwise acquire any common stock or debt securities of Bank, by which Bank is or may become bound. Bank does not have any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of the issued and outstanding shares of Bank Common Stock.

         (e) Except as set forth in the Disclosure Schedule, Community has no knowledge of any person or entity which beneficially owns 5% or more of its outstanding shares of common stock.

         4.04.    Organizational Documents. The respective Articles of
                  ------------------------
Incorporation and By-Laws of Community, and the Articles of Association and By-Laws of Bank, representing true, accurate and complete copies of such corporate documents in effect as of the date of this Agreement, have been delivered to First Financial and are included in the Disclosure Schedule.

         4.05.    Compliance with Law. (a) Except as set forth in Schedule 4.05
                  -------------------                             -------------
of the Disclosure Schedule, none of Community, Bank, nor the fiduciaries of any Community Plans (as defined in Section 4.14(a)), have engaged in any activity nor taken or omitted to take any action which has resulted or could result in the violation of any local, state, federal or foreign law, statute, regulation, rule, ordinance, order, restriction or requirement, nor are they in violation of any order, injunction, judgment, writ or decree of any court or government agency or body. Community and Bank possess and hold all licenses, franchises, permits, certificates and other authorizations necessary for the continued conduct of their business without interference or interruption, and such licenses, franchises, permits, certificates and authorizations are transferable (to the extent required) to First Financial or Merger Corp at the Effective Time without any restrictions or limitations thereon or the need to obtain any consents of government agencies or other third parties other than as set forth in this Agreement. The Bank has received no inquiries from any regulatory agency or government authority relating to its compliance with the Bank Secrecy Act, the Truth-in-Lending
Act or the Community Reinvestment Act or any laws with respect to the protection of the environment or the rules and regulations promulgated thereunder.

         (b) All agreements, understandings and commitments with, and all orders and directives of, all government regulatory agencies or authorities with respect to the financial condition, results of operations, business, assets or capital of Community or Bank which presently are binding upon or require action by, or at any time during the last five (5) years have been binding upon or have required action by, Community or Bank are set forth in the Disclosure Schedule, and all correspondence, communications and commitments related thereto have been made available to First Financial. Except as set forth in Schedule 4.05 of the Disclosure Schedule, there are
                       -------------
no uncured violations, or violations with respect to which refunds or restitutions may be required, cited in any examination report of Community or Bank as a result of an examination by any regulatory agency or body, or set forth in any accountant's or auditor's report to Community or Bank.

         (c) All of the existing offices and branches of Community and Bank have been legally authorized and established in accordance with all applicable federal, state and local laws, statutes, regulations, rules, ordinances, orders, restrictions and requirements. Bank has no approved but unopened offices or branches.

         4.06.    Accuracy of Statements Made and Materials Provided to First
                  -----------------------------------------------------------
Financial.  Except as set forth in Schedule 4.06 of the Disclosure Schedule;
---------                          -------------

         (a) No representation, warranty or other statement made, or any information provided, by or on behalf of Community or Bank in this Agreement or the Disclosure Schedule (and any update thereto), and no written report, statement, list, certificate, materials or other information furnished or to be furnished by or on behalf of Community or Bank to First Financial through and including the Effective Time in connection with this Agreement, the Merger contemplated hereby, or First Financial's due diligence investigation or confidential review of Community and the Bank or otherwise (including, without limitation, any written information which has been or shall be supplied by Community or Bank with respect to its financial condition, results of operations, business, assets, capital or directors and officers for inclusion in the proxy statement relating to the Merger), contains or shall contain (in the case of information relating to the proxy statement at the time it is mailed to Community's shareholders) any untrue statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

         (b) No materials or information provided by or on behalf of Community or Bank to First Financial for use by First Financial or Merger Corp in any filing with any state or federal regulatory agency or authority shall (i) contain any untrue or misleading statement of material fact, or
(ii) omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not false or misleading.

         4.07.    Litigation and Pending Proceedings. (a) Except as set forth
                  ----------------------------------
in the Disclosure Schedule, there are no claims, actions, suits, proceedings, arbitrations or investigations pending or, to the best knowledge of Community and Bank after due inquiry, threatened in any court or before any government agency or authority, arbitration panel or otherwise (nor does Community or Bank have any knowledge of a basis for any claim, action, suit, proceeding, litigation, arbitration or investigation) against, by or affecting Community or Bank.

         (b) Except as set forth in the Disclosure Schedule, neither Community nor Bank is: (i) subject to any outstanding judgment, order, writ, injunction or decree of any court, arbitration panel or governmental agency or authority; (ii) presently charged with or, to the best knowledge of Community or Bank after due inquiry, under governmental investigation with respect to any actual or alleged violations of any law, statute, rule, regulation or ordinance; or (iii) the subject of any pending or, to the best knowledge of Community and Bank after due inquiry, threatened proceeding by any government regulatory agency or authority having jurisdiction over its respective business, assets, capital, properties or operations.

         4.08.    Financial Statements and Reports.  Community has delivered
                  --------------------------------
to First Financial copies of the following financial statements and reports of Community and Bank, including the notes thereto (collectively, the "Community Financial Statements"):

         (a) Consolidated Balance Sheets and the related Consolidated Statements of Income and Consolidated Statements of Changes in Shareholders' Equity of Community as of and for the years ended December 31, 2000, 1999 and 1998;

         (b) Consolidated Statements of Cash Flows of Community for the years ended December 31, 2000, 1999, and 1998;

         (c) Consolidated Statements of Changes in Financial Position of Community for the years ended December 31, 2000 and 1999;

         (d) Reports of Condition and Income ("Call Reports") for Bank as of the close of business on December 31, 2000, 1999, 1998; and

         (e) Financial Statements of Community on Form FRY-9LP and Form FRY-9C filed with the Board of Governors of the Federal Reserve System at the close of business on December 31, 2000 and 1999.

         Except as set forth in Schedule 4.08 of the Disclosure Schedule,
                                -------------
the Community Financial Statements are true, accurate and complete in all material respects and present fairly the consolidated financial position of Community and Bank as of and at the dates shown and the consolidated results of operations for the periods covered thereby. The Community Financial Statements described in clauses (a), (b) and (c) above for completed fiscal years are audited financial statements and have been prepared in conformance with generally accepted accounting principles applied on a consistent basis, except as may otherwise be indicated in any accountants' notes or reports with respect to such financial statements. The Community Financial Statements do not include any assets, liabilities or obligations or omit to state any assets, liabilities or obligations, (whether absolute, accrued, contingent or otherwise), or any other facts which inclusion or omission would render any of the Community Financial Statements false, misleading or inaccurate in any material respect.

         4.09.    Properties, Contracts, Employees and Other Agreements.
                  -----------------------------------------------------
(a) Set forth in the Disclosure Schedule is a true, accurate and complete copy of the following:

         (i) A brief description and the location of all real property owned by Community or Bank and the principal buildings and structures located thereon, together with a legal description of such real property and a title insurance policy or abstract opinion insuring the same, and each lease of real property to which Community or Bank is a party, identifying the parties thereto, the annual rental payable, the expiration date of the lease and a brief description of the property covered;

         (ii) All conditional sales contracts or other title retention agreements relating to Community or Bank and agreements for the purchase of federal funds;

         (iii) All agreements, contracts, leases, licenses, lines of credit, understandings, commitments or obligations of Community or Bank which individually or in the aggregate:

                  (A) involve payment or receipt by Community or Bank (other than as disbursements of loan proceeds to customers, loan payments by customers or customer deposits) of more than $10,000;

                  (B) involve payments based on profits of Community or Bank;

                  (C) relate to the purchase of goods, products, supplies or services in excess of $10,000;

                  (D)      were not made in the ordinary course of business; or

                  (E)      may not be terminated without penalty within one
                          (1) year from the date of this Agreement;

         (iv) The name and current annual salary of each director, officer and employee of Community or Bank whose current annual salary is in excess of $50,000, and the profit sharing, bonus or other form of compensation (other than basic salary) paid or payable by Community or Bank to or for the benefit of each such person for the year ended December 31, 2000 and 1999, and any employment, severance or deferred compensation agreement or arrangement with respect to each such person; and

         (v) A brief description (with reference to any applicable contractual provisions) of any obligations or liabilities (whether absolute, accrued, contingent or otherwise) of Community or Bank related to American Bank of Illinois in Highland, MidAmerica Bank of St. Clair County, or The Egyptian State Bank which will continue or arise at or exist subsequent to consummation of the sale by Community of the stock which it now owns or owned in the past of American Bank of Illinois in Highland, MidAmerica Bank of St. Clair County, or The Egyptian State Bank

         (b) Community and Bank have, prior to the date of this Agreement, provided or given access to First Financial to the files and documentation of all borrowers of Bank, or persons or entities that are or may become obligated to Bank under an existing letter of credit, line of credit, loan transaction, loan agreement, promissory note or other commitment of Bank, in excess of $10,000 individually or in the aggregate, whether in principal, interest or otherwise, and including all guarantors of such indebtedness.

         (c) Each of the agreements, contracts, commitments, leases, instruments and documents set forth in the Disclosure Schedule relating to this Section 4.09 is valid and enforceable in accordance with its terms,
     ------------
except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditor's rights. Community and Bank are, and to their respective best knowledge after due inquiry, all other parties thereto are, in material compliance with the provisions thereof, and Community and Bank are not, and to their respective best knowledge after due inquiry, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or provision contained therein. None of the foregoing requires the consent of any party to its assignment in connection with the Merger contemplated by this Agreement. Other than as disclosed pursuant to this Section 4.09, to the best knowledge of Community
                           ------------
and Bank after due inquiry, no circumstances exist resulting from transactions effected or to be effected, from events which have occurred or may occur or from any action taken or omitted to be taken which could reasonably be expected to result in the creation of any agreement, contract, obligation, commitment, arrangement, lease or document described in or contemplated by this Section 4.09.
                                     ------------

         (d) Neither Community nor Bank is, to the best knowledge of Community and Bank after due inquiry, in default under or in breach of, or alleged to be in default under or in breach of, any loan or credit agreement, conditional sales contract or other title retention agreement, security agreement, bond, indenture, mortgage, license, contract, lease, commitment or any other instrument, agreement or obligation.

         4.10.    Absence of Undisclosed Liabilities. Except as provided in
                  ----------------------------------
the Community Financial Statements and in the Disclosure Schedule, except for unfunded loan commitments and obligations on letters of credit to customers of Bank, except for trade payables incurred in the ordinary course of Community's and Bank's business (for purposes of this Section 4, all
                                                      ---------
references to ordinary course of business shall be deemed to be Community's and Bank's ordinary course of business), and except for the Merger contemplated by this Agreement, neither Community nor Bank has, nor will have at the Effective Time, any obligation, agreement, contract, commitment, liability, lease or license which exceeds $10,000 individually, or any obligation, agreement, contract, commitment, liability, lease or license made outside of the ordinary course of business, nor does there exist any circumstances resulting from transactions effected or events occurring on or prior to the date of this Agreement or from any action omitted to be taken during such period which could reasonably be expected to result in any such obligation, agreement, contract, commitment, liability, lease or license.

         4.11.    Title to Assets. Except as described in this Section 4.11:
                  ---------------                              ------------
(a) Community and Bank have good and marketable title in fee simple absolute to all real property (including, without limitation, all real property used as bank premises and all other real estate owned) which is reflected in the Community Financial Statements as of December 31, 2000; good and marketable title to all personal property reflected in the Community Financial Statements as of December 31, 2000, other than personal property disposed of in the ordinary course of business since December 31, 2000; good and marketable title to or right to use by valid and enforceable lease or contract all other properties and assets (whether real or personal, tangible or intangible) which Community and Bank purport to own or which Community or Bank uses in its business; good and marketable title to, or right to use by terms of a valid and enforceable lease or contract, all other property used in their respective businesses; and good and marketable title to all property and assets acquired and not disposed of or leased since December 31, 2000. All of such properties and assets are owned by Community or Bank free and clear of all land or conditional sales contracts, mortgages, liens, pledges, restrictions, security interests, charges, claims, rights of third parties or encumbrances of any nature except: (i) as set forth in the Disclosure Schedule; (ii) as specifically noted in reasonable detail in the Community Financial Statements; (iii) statutory liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings; (iv) pledges or liens required to be granted in connection with the acceptance of government deposits or granted in connection with repurchase or reverse repurchase agreements; and (v) easements, encumbrances and liens of record, imperfections of title and other limitations which are not material in amounts to Community on a consolidated basis and which do not materially detract from the value or materially interfere with the present or contemplated use of any of the properties subject thereto or otherwise materially impair the use thereof for the purposes for which they are held or used. All real property owned or leased by Community or Bank is in compliance with all applicable zoning and land use laws.

         (b) Community, Bank, and all current or former direct or indirect subsidiaries of Community or Bank have conducted their respective business in compliance with all federal, state, county and municipal laws, statutes, regulations, rules, ordinances, orders, directives, restrictions and requirements relating to, without limitation, responsible property transfer, underground storage tanks, petroleum products, air pollutants, water pollutants or storm water or process waste water or otherwise relating to the environment or toxic or hazardous substances or to the manufacturing, recycling, handling, processing, distribution, use, generation, treatment, storage, disposal or transport of any hazardous or toxic substances or petroleum products (including polychlorinated biphenyls, whether contained or uncontained, and asbestos-containing materials, whether friable or not), including, without limitation, the Federal Solid Waste Disposal Act, the Hazardous and Solid Waste Amendments, the Federal Clean Air Act, the Federal Clean Water Act, the Occupational Health and Safety Act, the Federal
Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986, all as amended, and regulations of the Environmental Protection Agency, the Nuclear Regulatory Agency, the Army Corp of Engineers, the Department of Interior, the United States Fish and Wildlife Service and any state department of natural resources or state environmental protection agency now or at any time thereafter in effect (collectively, "Environmental Laws").
There are no pending or, to the best knowledge of Community and Bank after due inquiry, threatened claims, actions or proceedings by any local municipality, sewage district or other governmental entity against Community, Bank, or any current or former direct or indirect subsidiaries of Community or Bank with respect to the Environmental Laws, and there is no reasonable basis or grounds for any such claim, action or proceeding. No environmental clearances or other governmental approvals relating to environmental matters are required for the conduct of the business of Community or Bank or the consummation of the Merger contemplated hereby. Neither Community, Bank, nor any current or former direct or indirect subsidiaries of Community or Bank is the owner, and has not been in the chain of title or the operator or lessee, of any property on which any substances have been used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property would require clean-up, removal or any other remedial action under any Environmental Law. Community and Bank owns, operates, leases and controls, and has owned, operated, leased and controlled, all real property in compliance with the Environmental Laws. Neither Community, Bank, nor any current or former direct or indirect subsidiaries of Community or Bank has any liability for any clean-up or remediation under any of the Environmental Laws with respect to any real property.

         4.12.    Loans and Investments.  Except as set forth in Schedule 4.12
                  ---------------------                          -------------
of the Disclosure Schedule:

         (a) There is no loan by Community or Bank in excess of $10,000 that has been classified by bank regulatory examiners or management as "Other Loans Specially Mentioned," "Substandard," "Doubtful" or "Loss" or in excess of $10,000 that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability. The most recent loan watch list of Bank and a list of all loans in excess of $10,000 which Bank has determined to be thirty (30) days or more past due with respect to principal or interest payments or has placed on nonaccrual status are set forth in the Disclosure Schedule.

         (b) All loans reflected in the Community Financial Statements as of December 31, 2000 and which have been made, extended, renewed, restructured, approved, amended or acquired since December 31, 2000: (i) have been made for good, valuable and adequate consideration in the ordinary course of business; (ii) constitute the legal, valid and binding obligation of the obligor and any guarantor named therein, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditors' rights; (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iv) are secured, to the extent that Community or Bank has a security interest in collateral or a mortgage securing such loans, by perfected security interests or recorded mortgages naming Bank as the secured party or mortgagee (unless by written agreement to the contrary).

         (c) The reserves, the allowance for possible loan and lease losses and the carrying value for real estate owned which are shown on the Community Financial Statements are adequate in all material respects under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on items for which reserves were made, on loans and leases outstanding and real estate owned as of the respective dates.

         (d) None of the investments reflected in the Community Financial Statements as of and for the period ended December 31, 2000 and none of the investments made by Community or Bank since December 31, 2000 are subject to any restriction, whether contractual or statutory, which materially impairs the ability of Community or Bank to dispose freely of such investment at any time. Neither Community nor Bank is a party to any repurchase agreements with respect to securities.

         (e) Set forth in the Disclosure Schedule is a true, accurate and complete list of all loans in which Bank has any participation interest or which have been made with or through another financial institution on a recourse basis against Bank.

         (f) Except as set forth in the Disclosure Schedule, and except for customer deposits and ordinary trade payables, neither Community nor Bank has, nor will they have at the Effective Time, any indebtedness for borrowed money.

         4.13.    Shareholder Rights Plan and Anti-takeover Mechanisms. Except
                  ----------------------------------------------------
as otherwise provided in the Disclosure Schedule, Community has no shareholder rights plan or any other plan, program or agreement involving, restricting, prohibiting or discouraging a change in control or merger of Community or which may be considered an anti-takeover mechanism.

         4.14.    Employee Benefit Plans.  Except as set forth in
                  ----------------------
Schedule 4.14(a) - (g) of the Disclosure Schedule:

         (a)      With respect to the employee benefit plans, as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), sponsored or otherwise maintained by Community or Bank, whether written or oral; in which Community or Bank participates as a participating employer; to which Community or Bank contributes; with respect to which Community or Bank acts as administrator, custodian, trustee or fiduciary; and including any such plans which have been terminated, merged into another plan, frozen or discontinued; with respect to which Community or Bank may have any liability (whether absolute, accrued, contingent or otherwise), (collectively, "Community Plans"): (i) all such Community Plans have, on a continuous basis since their adoption, been, in all material respects, maintained in compliance with the requirements prescribed by all applicable statutes, orders and governmental rules or regulations, including, without limitation, ERISA, the Internal Revenue Code (the "Code"), and the Department of Labor ("Department") and Treasury Regulations promulgated thereunder; (ii) all Community Plans intended to constitute tax-qualified plans under Section 401(a) of the Code have complied since their adoption or have been timely amended to comply in all material respects with all applicable requirements of the Code and the Treasury Regulations promulgated thereunder, and favorable determination letters have been timely received from the Internal Revenue Service ("Service") (or the remedial amendment period has not expired) with respect to each such Community Plan stating that each, in its current form (or at the time of its disposition if it has been terminated, merged, frozen or discontinued), is qualified under and satisfies all applicable provisions of the Code and Treasury Regulations; (iii) no Community Plan (or its related trust) holds any stock or other securities of Community or any related or affiliated person or entity; (iv) neither Community nor Bank has any liability to the Department or the Service with respect to any Community Plan; (v) Community has not engaged in any transaction that may subject Community or the Bank, or any Community Plan, to a civil penalty imposed by Section 502 of ERISA;
(vi) no non-exempt prohibited transaction (as defined in Section 406 of ERISA or as defined in Section 4975(c) of the Code) has occurred with respect to any Community Plan; (vii) each Community Plan subject to ERISA or intended to be qualified under Section 401(a) of the Code has been and, if applicable, is being operated in all material respects in accordance with the applicable provisions of ERISA and the Code and the Department and Treasury Regulations promulgated thereunder; (viii) no participant or beneficiary or non-participating employee has been denied any benefit due or to become due under any Community Plan or has been misled as to his or her rights under any Community Plan; (ix) all obligations required to be performed by Community or Bank under any provision of any Community Plan have been performed by them in all material respects and they are not in default under or in violation of, in any material respect, any provision of any Community Plan; (x) no event has occurred which would constitute grounds for an enforcement action by any party under Part 5 of Title I of ERISA under any Community Plan; (xi) there are no actions, suits, proceedings or claims pending (other than routine claims for benefits) or, to the best knowledge of Community and Bank after due inquiry, threatened, against Community, Bank, any Community Plan or the assets of any Community Plan; and
(xii) with respect to any Community Plan sponsored, participated in or contributed to by Community or Bank, or with respect to which Community or Bank is responsible for complying with the reporting and disclosure requirements of ERISA or the Code, there has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed.

         (b) With regard to any Community Plan intended to be qualified under Section 401(a) of the Code, no director, officer, employee or agent of Community or Bank has engaged in any action or failed to act in such a manner that, as a result of such action or failure to act, the Service could revoke or deny that plan's qualification under Section 401(a) of the Code, the exemption under Section 501(a) of the Code for any trust related to such plan, or the status of such plan as an "employee stock ownership plan" described in Section 4975(e)(7) of the Code.

         (c) Community has provided to First Financial true, accurate and complete copies and, in the case of any plan or program which has not been reduced to writing, a summary of all of the following (including all plans and programs which have been terminated): (i) pension, retirement, profit-sharing, savings, stock purchase, stock bonus, stock ownership, stock option and stock appreciation right plans and all amendments thereto and all summary plan descriptions thereof (including any modifications thereto);
(ii) all employment, deferred compensation (whether funded or unfunded), salary continuation, consulting, bonus, severance and collective bargaining agreements, arrangements or understandings; (iii) all executive and other incentive compensation plans, programs and agreements; (iv) all group insurance and health insurance contracts, policies or plans; (v) all other incentive, welfare or employee benefit plans, understandings, arrangements or agreements, maintained or sponsored, participated in, or contributed to by Community or Bank for its current or former directors, officers or employees; and (vi) all reports to any government department or agency filed within the preceding three years by Community or Bank with respect to any Community Plan.

         (d) No current or former director, officer or employee of Community or Bank is entitled to or may become entitled to any benefit under any welfare benefit plans (as defined in Section 3(1) of ERISA) after termination of employment with Community or Bank, except that such individuals may be entitled to continue their group health care coverage pursuant to Section 4980B of the Code if they pay the cost of such coverage pursuant to the applicable requirements of the Code with respect thereto.

         (e) No Community Plan is, and neither Community nor the Bank has any liability with respect to any plan that is (i) a defined benefit pension plan subject to Title IV of ERISA, (ii) a pension plan subject to Section
302 of ERISA or Section 412 of the Code, or (iii) a multi-employer pension plan (as that term is defined in Sections 4001(a)(3) and 3(37) of ERISA).

         (f) With respect to any group health plan (as defined in Section 607(1) of ERISA) sponsored or maintained by Community or Bank, in which Community or Bank participates as a participating employer or to which Community or Bank contributes, no director, officer, employee or agent of Community or Bank has engaged in any action or failed to act in such a manner that, as a result of such action or failure to act, would cause a tax to be imposed on Community or Bank under Code Section 4980B(a). With respect to all such plans, all applicable provisions of Section 4980B of the Code and Section 601 of ERISA have been complied with in all material respects by Community and Bank.

         (g) There are no collective bargaining, employment, management, consulting, deferred compensation, reimbursement, indemnity, retirement, early retirement, severance or similar plans or agreements, commitments or understandings, or any employee benefit or retirement plan or agreement, binding upon Community or Bank and no such agreement, commitment, understanding or plan is under discussion or negotiation by management with any employee or group of employees, any member of management or any other person.

         4.15.    Obligations to Employees. All obligations and liabilities of
                  ------------------------
and all payments by Community and Bank, and all Community Plans, whether arising by operation of law, by contract or by past custom, for payments to trusts or other funds, to any government agency or authority or to any present or former director, officer, employee or agent (or his or her heirs, legatees or legal representatives) have been and are being paid to the extent required by applicable law or by the plan, trust, contract or past custom or practice, and adequate actuarial accruals and reserves for such payments have been and are being made by Community and Bank in accordance with generally accepted accounting principles and applicable law applied on a consistent basis and actuarial methods with respect to the following: (a) withholding taxes, unemployment compensation or social security benefits;
(b) all pension, profit-sharing, savings, stock purchase, stock bonus, stock ownership, stock option and stock appreciation rights plans and agreements;
(c) all employment, deferred compensation (whether funded or unfunded), salary continuation, consulting, retirement, early retirement, severance, reimbursement, bonus or collective bargaining plans and agreements; (d) all executive and other incentive compensation plans, programs, or agreements;
(e) all group insurance and health contracts, policies and plans; and (f) all other incentive, welfare, retirement or employee benefit plans or agreements maintained or sponsored, participated in, or contributed to by Community or Bank for its current or former directors, officers, employees and agents, including, without limitation, all liabilities and obligations to the Community Plans (as defined in Section 4.14(a) hereof). All obligations and liabilities of Community and Bank, whether arising by operation of law, by contract or by past custom or practice, for all other forms of compensation which are or may be payable to their current or former directors, officers, employees or agents or to any Community Plan have been and are being paid to the extent required by applicable law or by the plan or contract, and adequate actuarial accruals and reserves for payment therefor have been and are being made by Community and Bank in accordance with generally accepted accounting and actuarial principles applied on a consistent basis. All accruals and reserves referred to in this Section 4.15 are correctly and accurately reflected and accounted for in all material respects in the Community Financial Statements and the books, statements and records of Community and Bank.

         4.16.    Taxes, Returns and Reports. Except as set forth in the
                  --------------------------
Disclosure Schedule, Community has since January 1, 1995 (a) duly and timely filed all federal, state, local and foreign tax returns of every type and kind required to be filed, and each such return is true, accurate and complete in all material respects; (b) paid or otherwise adequately reserved in accordance with generally accepted accounting principles for all taxes, assessments and other governmental charges due or claimed to be due upon it and Bank or any of their income, properties or assets; and (c) not requested an extension of time for any such payments (which extension is still in force). Community has established, and shall establish in the Subsequent Community Financial Statements, in accordance with generally accepted accounting principles, a reserve for taxes in the Community Financial Statements adequate to cover all of Community's and Bank's tax liabilities (including, without limitation, income taxes, payroll taxes and withholding, and franchise fees) for the periods then ending. Neither Community nor Bank has, nor will either of them have, any liability for taxes of any nature for or with respect to the operation of their respective businesses, including the business of any subsidiary, or ownership of their assets, including the assets of any subsidiary, from the date hereof up to and including the Effective Time, except to the extent set forth in the Subsequent Community Financial Statements (as hereinafter defined) or as accrued or reserved for on the books and records of Community. Neither Community nor Bank is currently under audit by any state or federal taxing authority. No federal, state or local tax returns of Community have been audited by any taxing authority during the past five (5) years.

         4.17.    Deposit Insurance. The deposits of Bank are insured by the
                  -----------------
FDIC in accordance with the Federal Deposit Insurance Act, as amended, to the fullest extent provided by applicable law and Community and Bank have paid or properly reserved or accrued for all current premiums and assessments with respect to such deposit insurance.

         4.18.    Insurance. Set forth in the Disclosure Schedule is a list and
                  ---------
brief description of all policies of insurance (including, without limitation, bankers' blanket bond, directors' and officers' liability insurance, property and casualty insurance, group health or hospitalization insurance and insurance providing benefits for employees) owned or held by Community or Bank on the date hereof or with respect to which Community or Bank pays any premiums. Each such policy is in full force and effect and all premiums due thereon have been paid when due, and a true, accurate and complete copy thereof has been made available to First Financial prior to the date hereof.

         4.19.    Books and Records. The books and records of Community and
                  -----------------
Bank are complete and correct and accurately reflect the basis for the financial condition, results of operations, business, assets and capital of Community and Bank set forth in the Community Financial Statements.

         4.20.    Broker's, Finder's or Other Fees. Except as set forth in the
                  --------------------------------
Disclosure Schedule and except for reasonable fees of Community's attorneys and accountants, all of which shall be paid by Community prior to the Effective Time, no agent, broker or other person acting on behalf of Community or Bank or under any authority of Community or Bank is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto relating to this Agreement and the Merger contemplated hereby.

         4.21.    Disclosure Schedule and Documents. All written data,
                  ---------------------------------
documents, materials and information referred to in this Agreement and delivered by Community or Bank pursuant to or in connection with the Disclosure Schedule are true, accurate and complete in all material respects as of the date hereof and with respect to such items delivered subsequent to the date hereof or with any update to the Disclosure Schedule, will be true, accurate and complete in all material respects on the date of delivery thereof.

         4.22.    Interim Events.  Except as set forth in Schedule 4.22 of the
                  --------------                          -------------
Disclosure Schedule and except as otherwise required or permitted hereunder, since December 31, 2000, neither Community nor Bank has, other than in the ordinary course of business:

         (a) Suffered any changes having an adverse impact on the financial condition, results of operations, business, assets or capital of Community or Bank in excess of $10,000 individually or in the aggregate;

         (b) Suffered any damage, destruction or loss to any of its properties, not fully paid by insurance proceeds, in excess of $5,000 individually or in the aggregate;

         (c) Declared, distributed or paid any dividend or other distribution to its shareholders;

         (d) Repurchased, redeemed or otherwise acquired shares of its common stock, issued any shares of its common stock or stock appreciation rights or sold or agreed to issue or sell any shares of its common stock or any right to purchase or acquire any such stock or any security convertible into such stock or taken any action to reclassify, recapitalize or split its stock;

         (e) Granted or agreed to grant any increase in benefits payable or to become payable under any pension, retirement, profit sharing, health, bonus, insurance or other welfare benefit plan or agreement to employees, officers or directors of Community or Bank except pursuant to the express terms thereof;

         (f) Increased the salary of any director, officer or employee or entered into any employment contract, indemnity agreement or understanding with any officer or employee or installed any employee welfare, pension, retirement, stock option, stock appreciation, stock dividend, profit sharing or other similar plan or arrangement;

         (g) Leased, sold or otherwise disposed of any of its assets except as contemplated by Section 2.02(c) or in the ordinary course of business or
                   ---------------
leased, purchased or otherwise acquired from third parties any assets except in the ordinary course of business;

         (h) Except for the Merger contemplated by this Agreement, merged, consolidated or sold shares of its common stock, agreed to merge or consolidate with or into any third party, agreed to sell any shares of its common stock or acquired or agreed to acquire any stock, equity interest, assets or business of any third party;

         (i) Incurred, assumed or guaranteed any obligation or liability (whether absolute, accrued, contingent or otherwise) other than obligations and liabilities incurred in the ordinary course of business;

         (j) Mortgaged, pledged or subjected to a lien, security interest, option or other encumbrance any of its assets except for tax and other liens which arise by operation of law and with respect to which payment is not past due and except for pledges or liens: (i) required to be granted in connection with acceptance by Community or Bank of government deposits; or
(ii) granted in connection with repurchase or reverse repurchase agreements;

         (k) Except as set forth in the Disclosure Schedule, canceled, released or compromised any loan, debt, obligation, claim or receivable other than in the ordinary course of business;

         (l) Entered into any transaction, contract or commitment other than in the ordinary course of business;

         (m) Agreed to enter into any transaction for the borrowing or loaning of monies, other than in the ordinary course of its lending business; or

         (n) Conducted its business in any manner other than substantially as it was being conducted through December 31, 2000.

         4.23.    Regulatory Filings.  Community has filed and will continue
                  ------------------
 to file in a timely manner all required filings with the Securities and Exchange Commission ("SEC"), as required by applicable law, including, but not limited to, all reports on Form 8-K, Form 10-K and Form 10-Q and proxy statements, and with all federal and state regulatory agencies and authorities as required by applicable law. All such filings with the SEC and with all other federal and state regulatory agencies by Community, Bank, and all current or former direct or indirect subsidiaries of Community or Bank were and will be true, accurate and complete as of the dates of the filings and have been complied or will comply in all respects as to form with the applicable requirements and prepared in conformity with generally accepted regulatory accounting principles applied on a consistent basis, and no such filing contained or will contain any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, at the time and in light of the circumstances under which they were made, not false or misleading.

         4.24.    Contracts. Neither Community nor Bank is in default under or
                  ---------
in breach of or, to the best knowledge of Community and Bank after due inquiry, alleged to be in default under or in breach of, any loan or credit agreement, conditional sales contract or other title retention agreement, security agreement, bond, indenture, mortgage, license, contract, lease, commitment or any other instrument or obligation.

         4.25.    No Third Party Options.  There are no agreements, options,
                  ----------------------
commitments or rights with, of or to any third party to acquire any shares of capital stock or assets of Community or Bank.

         4.26.    Indemnification Agreements.  Except as set forth in
                  --------------------------
Schedule 4.26 of the Disclosure Schedule:
-------------

         (a) Neither Community nor Bank is a party to any indemnification, indemnity or reimbursement agreement, contract, commitment or understanding to indemnify any present or former director, officer, employee, fiduciary of any Community Plan, shareholder or agent against liability or hold the same harmless from liability.

         (b) No claims have been made against or filed with Community or Bank nor have, to the best knowledge of Community and Bank after due inquiry, any claims been threatened against Community or Bank, nor is Community or Bank aware after due inquiry of any facts or circumstances which may create the basis for a claim, for indemnification against liability or for reimbursement of any costs or expenses incurred in connection with any legal or regulatory proceeding by any present or former director, officer, shareholder, employee or agent of Community or Bank.

         4.27.    Shareholder Approval.  The affirmative vote of the holders
                  --------------------
of two-thirds of the Community Common Stock (which are issued and outstanding on the record date relating to the meeting of shareholders) is required for shareholder approval of this Agreement and the Merger.

         4.28.    Trust Administration. The Bank has properly administered all
                  --------------------
accounts for which it acts as a fiduciary (under ERISA or otherwise) or agent, custodian, personal representative, guardian, conservator or investment adviser or investment manager in accordance with the terms of the governing documents and applicable state and federal law. Neither Community, the Bank nor any director, officer or employee of Community or the Bank acting on behalf of the Bank has committed any breach of trust or other violation of applicable law or regulation with regard to any such fiduciary or agency account, and the accountings for each such fiduciary or agency account are true and correct in all material respects and accurately reflect the assets of such fiduciary or agency account.

         4.29.   Absence of Changes. Except as set forth in Schedule 4.29 of
                 ------------------                         -------------
the Disclosure Schedule, since December 31, 2000 there has not been any change in the financial condition, the results of operations or the business of Community or the Bank which would have a material adverse effect on Community or the Bank.

         4.30.   Sale of Subsidiary Banks. Except as set forth in Schedule 4.30
                 ------------------------                         -------------
of the Disclosure Schedule, upon consummation of the sale by Community of the stock it holds of American Bank of Illinois in Highland, MidAmerica Bank of St. Clair County, and The Egyptian State Bank (the "Sold Banks"),
Community shall have no liability or obligation (whether absolute, accrued, contingent or otherwise) to any individual or entity, with respect to the sale of the stock of the Sold Banks or with respect in any way to the Sold Banks. After due inquiry, Community is not aware of any set of facts which could be expected to give rise to such liabilities or obligations.

         4.31.   Opinion of Financial Advisor. The Board of Directors of
                 ----------------------------
Community, at a duly constituted and held meeting at which a quorum was present throughout, has been informed orally by a reputable financial advisor experienced in transactions such as the Merger that the terms of the Merger are fair to the shareholders of Community from a financial point of view.

         4.32.   Regulatory Matters. Neither Community nor the Bank has taken
                 ------------------
or agreed to take any action or has any knowledge of any fact or circumstance that would materially impede or delay receipt of any regulatory approval required for consummation of the transactions contemplated by this Agreement.

         4.33.    Representations and Warranties at the Effective Time. All
                  ----------------------------------------------------
representations and warranties of Community and Bank contained herein shall be true, accurate and complete in all material respects on and as of the Effective Time as though made or given at such time.

         4.34.    Nonsurvival of Representations and Warranties. The
                  ---------------------------------------------
representations and warranties of Community and Bank contained in this Agreement shall expire at the Effective

Time, and thereafter Community and Bank, and all directors, officers and employees of Community and Bank shall have no further liability with respect thereto, except for fraud or except as otherwise provided by law, whether statutory, common law or otherwise.

                                  SECTION 5

              REPRESENTATIONS AND WARRANTIES OF FIRST FINANCIAL
              -------------------------------------------------

         First Financial represents and warrants to Community as follows:

         5.01.    Organization and Authority. First Financial is a corporation
                  --------------------------
duly organized and validly existing under the laws of the State of Indiana and has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof.

         5.02.    Authorization. First Financial has the requisite corporate
                  -------------
power and authority to enter into this Agreement and to carry out its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Section 8.01 hereof. This Agreement and its execution
                       ------------
and delivery by First Financial have been duly authorized by the Board of Directors of First Financial. This Agreement constitutes a valid and binding obligation of First Financial, subject to the conditions precedent set forth in Section 8.01 hereof, and is enforceable in accordance with its terms,
   ------------
except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

         (b) Neither the execution of this Agreement nor consummation of the Merger contemplated hereby: (i) conflicts with or violates First Financial's Articles of Incorporation or By-Laws; (ii) conflicts with or violates in any material respect any local, state, federal or foreign law, statute, ordinance, rule or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Merger are obtained) or any court or administrative judgment, order, injunction, writ or decree; or (iii) conflicts with, results in a breach of or constitutes a material default under any note, bond, indenture, mortgage, deed of trust, license, contract, lease, agreement, arrangement, commitment or other instrument to which First
Financial is subject or bound and which is material to First Financial on a consolidated basis.

         (c) Other than in connection or in compliance with applicable federal and state banking, securities and corporation statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, exemption by or consent, authorization or approval of any governmental agency or body is necessary for the consummation by First Financial of the Merger contemplated by this Agreement.

         5.03.    Litigation and Pending Proceedings. There are no claims,
                  ----------------------------------
actions, suits, proceedings, investigations or arbitrations pending or, to the best knowledge of First Financial after due inquiry by the officers of First Financial, threatened in any court or before any government agency or authority, arbitration panel or otherwise (nor does First Financial have any knowledge of a basis for any claim, action, suit, proceeding, litigation, investigation or arbitration) against, by or affecting First Financial which would reasonably be expected to prevent the performance of this Agreement, declare the same unlawful or cause the rescission hereof.

         5.04.    Accuracy of Statements Made to Community. No representation,
                  ----------------------------------------
warranty or other statement made, or any information provided, by First Financial in this Agreement, and no written report, statement, list, certificate, materials or other information furnished or to be furnished by First Financial to Community through and including the Effective Time in connection with this Agreement or the Merger contemplated hereby, contains or shall contain (in the case of information relating to the proxy statement at the time it is mailed to Community's shareholders) any untrue or misleading statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

         5.05.    Representations and Warranties at the Effective Date. All
                  ----------------------------------------------------
representations and warranties of First Financial contained herein shall be true, accurate and complete in all material respects on and as of the Effective Time as though made or given at such time.

         5.06.    Nonsurvival of Representations and Warranties. The
                  ---------------------------------------------
representations and warranties of First Financial contained in this Agreement shall expire at the Effective Time and, thereafter, neither First Financial nor its directors, officers and employees shall have any further liability with respect thereto, except for fraud or except as otherwise provided by law, whether statutory, common law or otherwise.

         5.07.    Shareholder Approval. Approval by First Financial's
                  --------------------
shareholders of the Merger or any other actions contemplated by this Agreement is not required.

                                  SECTION 6

                           COVENANTS OF COMMUNITY
                           ----------------------

         Community covenants and agrees with First Financial and Merger Corp as follows:

         6.01.    Shareholder Approval. Community will submit this Agreement to
                  --------------------
its shareholders for approval at a meeting to be called and held in accordance with applicable law and the Articles of Incorporation of Community at the earliest practicable date. The Board of Directors of Community will recommend to Community's shareholders that such shareholders approve this Agreement and the Merger contemplated hereby and will solicit proxies voting in favor of this Agreement from Community's shareholders.

         6.02.    Other Approvals. (a) Community will proceed expeditiously,
                  ---------------
cooperate fully and use its best efforts to assist First Financial in procuring upon reasonable terms and conditions all consents, authorizations, approvals, registrations and certificates, in completing all filings and applications and in satisfying all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

         (b) Community will use commercially reasonable efforts to obtain any required third party consents to agreements, contracts, commitments, leases, instruments and documents described in the Disclosure Schedule pursuant to Section 4.
            ---------

         (c) Community will cooperate with First Financial in and shall take all necessary action to effectuate the disposition of the Community Plans, as provided in Section 6.13 hereof. Community shall pay all costs and
               ------------
expenses associated with such dispositions.

         6.03.    Conduct of Business. (a) Except as set forth in the
                  -------------------
Disclosure Schedule, on and after the date of this Agreement and until the Effective Time or until this Agreement will be terminated as herein provided, Community will not, without the prior written consent of First
Financial:

                  (i) make any changes in its capital stock accounts (including, without limitation, any stock split, stock dividend, recapitalization or reclassification);

                  (ii) authorize a class of stock or issue, or authorize the issuance of, securities other than or in addition to the issued and outstanding common stock as set forth in Section 4.03 hereof;
                                                 ------------

                  (iii) distribute or pay any dividends on its shares of common stock, or authorize a stock split, or make any other distribution to its shareholders;

                  (iv)     redeem any of its outstanding shares of common stock;

                  (v) merge, combine or consolidate or effect a share exchange with or sell its assets or any of its securities to any other person, corporation or entity or enter into any other similar transaction not in the ordinary course of business;

                  (vi) purchase any assets or securities or assume any liabilities of another bank holding company, bank, corporation or other entity, except in the ordinary course of business necessary to manage its investment portfolio;

                  (vii) make any loan or commitment to lend money, issue any letter of credit or accept any deposit, except in the ordinary course of business in accordance with its existing banking practices;

                  (viii) except for the disposition in the ordinary course of business of other real estate owned and except for the sale by Community of the stock it holds of American Bank of Illinois in Highland, MidAmerica Bank of St. Clair County, and The Egyptian State Bank, acquire or dispose of any real or personal property or fixed asset constituting a capital investment in excess of $10,000 individually or $25,000 in the aggregate;

                  (ix) subject any of its properties or assets to a mortgage, lien, claim, charge, option, restriction, security interest or encumbrance, except for tax and other liens which arise by operation of law and with respect to which payment is not past due and except for pledges or liens: (i) required to be granted in connection with acceptance by Community of government deposits; or (ii) granted in connection with repurchase or reverse repurchase agreements;

                  (x) promote to a new position or increase the rate of compensation or enter into any agreement to promote to a new position or increase the rate of compensation, of any director, officer or employee of Community or Bank;

                  (xi) execute, create, institute, modify, amend, terminate (except with respect to any amendments to the Community Plans required by law, rule or regulation) or engage in any transaction with any pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation or depreciation right or profit sharing plans; any employment, deferred compensation, consulting, bonus or collective bargaining agreement; any group insurance or health contract or policy; or any other incentive, retirement, welfare or employee welfare benefit plan, agreement or understanding for current or former directors, officers or employees of Community or Bank; or change the level of benefits or payments under any of the foregoing or increase or decrease any severance or termination of pay benefits or any other fringe or employee benefits other than as required by law or regulatory authorities or the terms of any of the foregoing;

                  (xii) modify, amend or institute new employment policies or practices, or enter into, renew or extend any employment, indemnity, reimbursement, consulting, compensation or severance agreements with respect to any present or former directors, officers or employees of Community or Bank;

                  (xiii) hire or employ any new or additional employees of Community or Bank, except those which are reasonably necessary for the proper operation of its business;

                  (xiv) elect or appoint any officers or directors of Community or Bank who are not presently serving in such capacities;

                  (xv) amend, modify or restate Community's or Bank's Articles of Incorporation or By-Laws from those in effect on the date of this Agreement and as delivered to First Financial hereunder;

                  (xvi) give, dispose of, sell, convey or transfer; assign, hypothecate, pledge or encumber; or grant a security interest in or option to or right to acquire any shares of common stock or substantially all of the assets of Community or Bank, or enter into any agreement or commitment relative to the foregoing;

                  (xvii) fail to continue to make additions to in accordance with past practices and to otherwise maintain in all respects Community's or Bank's reserve for loan and lease losses, or any other reserve account, in accordance with safe, sound, and prudent banking practices and in accordance with generally accepted accounting principles applied on a consistent basis;

                  (xviii) fail to accrue, pay, discharge and satisfy all debts, liabilities, obligations and expenses, including, but not limited to, trade payables, incurred in the regular and ordinary course of business as such debts, liabilities, obligations and expenses become due;

                  (xix) issue, or authorize the issuance of, any securities convertible into or exchangeable for any shares of the capital stock of Community or Bank;

                  (xx) except for obligations disclosed within this Agreement, FHLB daily advances utilized for the purpose of Community's and the Bank's cash management, or in Schedule 6.03(a)(xx) of the
                                             --------------------
                           Disclosure Statement, trade payables and similar liabilities and obligations incurred in the ordinary course of business and the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected in the Community Financial Statements or the Subsequent Community Financial Statements, borrow any money or incur any indebtedness including, without limitation, through the issuance of debentures, or incur any liability or obligation (whether absolute, accrued, contingent or otherwise), in an aggregate amount exceeding $10,000;

                  (xxi) open, close, move or, in any material respect, expand, diminish, renovate, alter or change any of its offices or branches;

                  (xxii) pay or commit to pay any management or consulting or other similar type of fees; or

                  (xxiii) enter into any contract, agreement, lease, commitment, understanding, arrangement or transaction or incur any liability or obligation (other than as contemplated by Section 6.03(a)(vii)
                                                          --------------------
                           hereof and legal, accounting and fees related to the Merger) requiring payments by Community which exceed $10,000, whether individually or in the aggregate, or that is not a trade payable or incurred in the ordinary course of business.

         (b) Community will maintain, or cause to be maintained, in full force and effect, insurance on its and the Bank's assets, properties and operations, fidelity coverage and directors' and officers' liability insurance in such amounts and with regard to such liabilities and hazards as are currently insured by Community and/or the Bank as of the date of this Agreement.

         6.04.    Preservation of Business. On and after the date of this
                  ------------------------
Agreement and until the Effective Time or until this Agreement is terminated as herein provided, Community will: (a) carry on its business diligently, substantially in the manner as is presently being conducted and in the ordinary course of business; (b) use commercially reasonable efforts to preserve its business organization intact (except for the sale by Community of the stock it holds of American Bank of Illinois in Highland, MidAmerica Bank of St. Clair County, and The Egyptian State Bank), keep available the services of the present officers and employees and preserve its present relationships with customers and persons having business dealings with it;
(c) maintain all of the properties and assets that it owns or utilizes in the operation of its business as currently conducted in good operating condition and repair, reasonable wear and tear excepted, and maintain insurance upon such properties and assets in amounts and kinds comparable to that in effect on the date of this Agreement; (d) maintain its books, records and accounts in the usual, regular and ordinary manner, on a basis consistent with prior years and in compliance with all material respects with all statutes, laws, rules and regulations applicable to them and to the conduct of its business; and (e) not knowingly do or fail to do anything which will cause a breach of, or default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which it is a party or by which it is or may be subject or bound which would reasonably be expected to have a material adverse effect on the financial condition, results of operations, business, assets, or capital of Community.

         6.05.    Press Releases. Except as required by law, Community will not
                  --------------
issue any press or news releases or make any other public announcements or disclosures relating to the Merger without the prior consent of First
Financial following delivery to First Financial of a final copy of such press or news release, which consent shall not be unreasonably withheld.

         6.06.    Disclosure Schedule Update. Community will promptly
                  --------------------------
supplement, amend and update, upon the occurrence of any change prior to the Effective Time, and as of the Effective Time, the Disclosure Schedule with respect to any matters or events hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or this Agreement and including, without limitation, any fact which, if existing or known as of the date hereof, would have made any of the representations or warranties of Community or Bank contained herein materially incorrect, untrue or misleading.

         6.07.    Information, Access Thereto, Confidentiality. First Financial
                  --------------------------------------------
and its representatives and agents will, at all times during normal business hours prior to the Effective Time, have full and continuing access to the properties, facilities, operations, books and records of Community. First Financial and its representatives and agents may, prior to the Effective
Time, make or cause to be made such reasonable investigation of the operations, books, records and properties of Community and Bank and of their respective financial and legal condition as deemed necessary or advisable to familiarize themselves with such operations, books, records, properties and other matters; provided, however, that such access or investigation shall not interfere unnecessarily with the normal business operations of Community. Upon request, Community will furnish First Financial or its representatives or agents, their attorneys' responses to external auditors requests for information, management letters received from their external auditors and such financial, loan and operating data and other information reasonably requested by First Financial which has been or is developed by Community, its auditors, accountants or attorneys (provided with respect to attorneys, such disclosure would not result in the waiver by Community of any claim of attorney-client privilege), and will permit First Financial or its representatives or agents to discuss such information directly with any individual or firm performing auditing or accounting functions for Community, and such auditors and accountants will be directed to furnish copies of any reports or financial information as developed to First
Financial or its representatives or agents. No investigation by First
Financial will affect the representations and warranties made by Community or Bank herein. Any confidential information or trade secrets received by
First Financial or its representatives or agents in the course of such examination will be treated confidentially, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing such confidential information or trade secrets or both shall be destroyed by First Financial or, at Community's request, returned to Community in the event this Agreement is terminated as provided in Section 9
                                                                   ---------
hereof. This Section 6.07 will not require the disclosure of any information
             ------------
to First Financial which would be prohibited by law.

         6.08.    Subsequent Community Financial Statements. As soon as
                  -----------------------------------------
reasonably available after the date of this Agreement, Community will deliver to First Financial the monthly unaudited consolidated balance sheets and profit and loss statements of Community prepared for its internal use, Bank's Call Reports for each quarterly period completed prior to the Effective Time, and all other financial reports or statements submitted by Community or Bank to regulatory authorities after the date hereof, to the extent permitted by law (collectively, "Subsequent Community Financial Statements"). The Subsequent Community Financial Statements will be prepared on a basis consistent with past accounting practices and generally accepted accounting principles applied on a consistent basis to the extent applicable and shall present fairly the financial condition and results of operations as of the dates and for the periods presented. The Subsequent Community Financial Statements, including the notes thereto, will not include any assets, liabilities or obligations or omit to state any assets, liabilities or obligations (whether absolute, accrued, contingent or otherwise) or any other facts, which inclusion or omission would render such financial statements inaccurate, incomplete or misleading in any material respect.

         6.09.    Employee Benefits. Neither the terms of this Agreement nor the
                  -----------------
provision of any employee benefits by First Financial to employees of Community or the Bank will: (a) create any employment contract, agreement or understanding with or employment rights for, or constitute a commitment or obligation of employment to, any of the officers or employees of Community or the Bank; or (b) prohibit or restrict First Financial or its subsidiaries, whether before or after the Effective Time, from changing, amending or terminating any employee benefit plans or programs provided to its employees from time to time.

         6.10.   Environmental Reports. If requested by First Financial,
                 ---------------------
Community and Bank will cooperate with an environmental consulting firm designated by First Financial in connection with the conduct by such firm of a phase one environmental investigation on all real property owned or leased by Community as of the date of this Agreement, and any real property acquired or leased by Community after the date of this Agreement.

         6.11.   Other Negotiations. On and after the date of this Agreement
                 ------------------
and until the Effective Time or until this Agreement is terminated as herein provided, except with the prior written approval of First Financial, neither Community nor Bank shall, and neither Community nor Bank shall permit or authorize its directors, officers, employees, agents or representatives to, directly or indirectly, initiate, solicit, encourage or engage in discussions or negotiations with, or provide information to, any corporation, association, partnership, person or other entity or group concerning any merger, consolidation, share exchange, combination, purchase or sale of substantial assets, sale of shares of common stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing the right to acquire, capital stock) or similar transaction relating to Community or Bank or to which Community or Bank may become a party (all such transactions are hereinafter referred to as "Acquisition Transactions"). Community or Bank shall promptly communicate to First Financial the terms of any proposal or offer which either of them may receive with respect to an Acquisition Transaction and any request by or indication of interest on the part of any third party with respect to the initiation of any Acquisition Transaction or discussions with respect thereto.

         6.12.   Payment of Certain Expenses and Taxes. On or prior to the
                 -------------------------------------
Effective Time, Community shall pay all legal, accounting, and investment banking fees of Community relating to the Merger and the transfer, in December 2000, of Community stock by the Community Employee Stock Ownership Plan ("ESOP") to Community. Prior to the Effective Time, Community shall also take the following actions:

         (a)     Special Payment to Community ESOP. Pay to the Special
                 ---------------------------------
                 Trustee of the Community ESOP an amount equal to the amount to be placed in the ESOP pursuant to Section
                                                             -------
                 2.02(e) of this Agreement.
                 -------

         (b)     Payment of Taxes. File with the Internal Revenue Service
                 ----------------
                 Form 5330, Return of Excise Taxes Related to Employee Benefit Plans, for 2000 and 2001 and cause to be paid all taxes (and, to the extent applicable, any interest and penalties associated with such taxes) on the basis that the amount produced by the calculation required in Section 6.12(a) is subject to the tax imposed by Section 4975(a) of the Code for calendar years 2000 and 2001.

         6.13.   Disposition of Community Tax-Qualified Plans. Community shall
                 --------------------------------------------
take all necessary corporate action to effectuate the disposition of the tax-qualified plans sponsored by them (collectively, "Community Tax-Qualified Plans") as provided in this Section 6.13 and Section 7.03 hereof. Such action
                            ------------     ------------
shall be taken at the expense of Community, in a manner which satisfies all requirements of applicable law, and is satisfactory to counsel for FFC.

         (a)      Participation in Merger Transaction and Merger of Community
                  -----------------------------------------------------------
                  401(k) Plan.
                  ------------

                  (i) In connection with the Merger, Community shall appoint an independent fiduciary, acceptable to First Financial and its counsel, which may be the same entity as the Special Trustee provided for in subsection 6.13(b), and shall be also take all actions necessary to cause the fiduciaries of the Community 401(k) Plan to take all of the following actions:

                           (A) Implement a written confidential pass through voting procedure pursuant to which the participants under the Community 401(k) Plan and their beneficiaries may direct the appointed independent fiduciary regarding the manner in which the shares of Community common stock allocated to their Community 401(k) accounts are to be voted with respect to the Merger; and

                           (B)      Provide the Community 401(k) Plan
                                    participants and their beneficiaries
                                    with a written notice regarding the
                                    existence of and provisions for such
                                    confidential pass through voting
                                    procedures, as well as the same written
                                    materials to be provided to the
                                    shareholders of Community in connection
                                    with the Merger.

                  (ii) As soon as administratively feasible after the Effective Time ("Disposition Date"), the Community Financial Corp. 401(k) Plan ("Community 401(k) Plan") shall be merged with and into the First Financial Corporation Employees' 401(k) Savings Plan ("FFC 401(k) Plan"); provided, however, that such merger shall be subject to receipt of a determination letter from the Internal Revenue Service ("Service") to the effect that the merger of the Community 401(k) Plan into the FFC 401(k) Plan will not adversely affect the tax-qualified status of either plan.
                           First Financial shall be responsible for obtaining such determination letter. All account balances maintained under the Community 401(k) Plan shall become fully vested on the day on which the Effective Time occurs. From the date of this Agreement through the Disposition Date, Community may continue to make contributions to the Community 401(k) Plan so long as such contributions are comparable in amount to any past contributions to such plan.

         (b)      Participation in Merger Transaction and Termination of
                  ------------------------------------------------------
Community ESOP. In connection with the Merger, Community shall appoint an
--------------
independent, institutional "Special Trustee" experienced in acting as an independent employee stock ownership plan trustee and which is acceptable to First Financial and its counsel, to act as an independent fiduciary solely on behalf of the Community ESOP and the participants and beneficiaries thereunder and shall also take all actions necessary to cause the fiduciaries of the Community ESOP, including the "Special Trustee" thereunder, to take all of the following actions:

                  (i) Implement a written confidential pass through voting procedure pursuant to which the participants under the Community ESOP and their beneficiaries may direct the Special Trustee regarding the manner in which the shares of Community common stock allocated to their Community ESOP accounts are to be voted with respect to the Merger;

                  (ii) Provide the Community ESOP participants and their beneficiaries with a written notice regarding the existence of and provisions for such confidential pass through voting procedures, as well as the same written materials to be provided to the shareholders of Community in connection with the Merger;

                  (iii) Obtain a written opinion from an independent financial advisor, which is experienced in acting as a financial advisor to independent employee stock ownership plan trustees and which is acceptable to First Financial and its counsel, to the Special Trustee of the Community ESOP to the effect that the consideration to be received by the Community ESOP in the Merger in exchange for the shares of Community common stock, will (i) constitute no less than "adequate consideration" as defined in Section 3(18) of ERISA, and (ii) that the terms and conditions of the Merger, as they apply to the Community ESOP, including the disposition of shares of Community common stock prior to the Merger (taking into account the actions required to be taken in connection therewith by Section 6.12) and the disposition of the
                                        ------------
                           Community ESOP in connection therewith, are fair to the Community ESOP and its participants from a financial point of view. The contents of the written opinion referred to in the preceding sentence must be acceptable in form and content to First Financial and its counsel;

                  (iv) Take any and all additional actions necessary to satisfy the requirements of ERISA applicable to the Community ESOP fiduciaries in connection with the Merger;

                  (v) Prior to the distribution of any ESOP accounts in connection with the termination of the Community ESOP, Community shall have obtained a determination letter from the Service to the effect that the termination will not affect the tax-qualified status of the Community ESOP.

         (c) First Financial and its counsel shall either draft or review and shall be supplied with copies of all documents, filings, resolutions, amendments or other writings prepared by or on behalf of Community in connection with carrying out any of the provisions of this Section 6.13.
                                                           ------------

         6.14.    SEC and Other Reports. Promptly upon its becoming available,
                  ---------------------
furnish to First Financial one (1) copy of each financial statement, report, notice, or proxy statement sent by Community to its shareholders generally and of each regular or periodic report, registration statement or prospectus filed by Community with Nasdaq or the SEC or any successor agency, and of any order issued by any Governmental Authority in any proceeding to which Community is a party. For purposes of this provision, "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over Community or any of its business, operations or properties.

         6.15.    Adverse Actions. Community shall not knowingly take any action
                  ---------------
that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any respect at any time at or prior to the Effective Time, (ii)
any of the conditions to the Merger set forth in Section 8 not being
                                                 ---------
satisfied, (iii) a material violation of any provision of this Agreement or
(iv) a delay in the consummation of the Merger except, in each case, as may be required by applicable law or regulation.

         6.16.    Termination Expenses.  At or prior to the Effective Time the
                  --------------------
Bank shall accrue for and pay all salary termination expenses associated with the termination of the Bank's and Community's employment agreements.

         6.17.    Addition to Loan Loss Reserve.  Prior to the Effective Time
                  -----------------------------
the Bank shall make an additional provision to its allowance for loan loss reserve in an amount as shall be requested by First Financial.

                                  SECTION 7

                        COVENANTS OF FIRST FINANCIAL
                        ----------------------------

         First Financial covenants and agrees with Community as follows:

         7.01.    Approvals. (a) First Financial shall have primary
                  ---------
responsibility for the preparation, filing and costs of all bank holding company and bank regulatory applications required for consummation of the Merger. First Financial shall provide to Community's counsel copies of all applications filed and copies of all material written communications with all state and federal bank regulatory agencies relating to such applications. First Financial shall proceed expeditiously, cooperate fully and use its best efforts to procure, upon terms and conditions reasonably acceptable to First Financial, all consents, authorizations, approvals, registrations and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

         7.02.    Press Releases. Except as required by law, First Financial
                  --------------
shall not issue any press releases or make any other public announcements or disclosures relating primarily to Community with respect to the Merger without the prior consent of Community, which consent shall not be unreasonably withheld.

         7.03.    Employee Benefit Plans. (a) At such time as First Financial
                  ----------------------
shall determine, in its sole discretion, but in no event later than December 31, 2001, First Financial will make available to the employees of Community who continue as employees of any subsidiary of First Financial after the Effective Time and, further, subject to Subsections 7.03(b), (c) and (d)
                                        --------------------------------
hereof,
substantially the same employee benefits on substantially the same terms and conditions that First Financial may offer to similarly situated officers and employees of its banking subsidiaries from time to time. Until such time as the employees of Community become covered by the First
Financial welfare benefit plans, the employees of Community shall remain covered by their respective welfare benefit plans, subject to the terms of such plans.

         (b) Subject to the provisions of subsection (c) hereof, years of service (as defined in the applicable First Financial plan) of an officer or employee of Community prior to the Effective Time shall be credited, effective as of the date on which such employees become covered by a particular First Financial plan, to each such officer or employee eligible for coverage under Section 7.03(a) hereof for purposes of: (i) eligibility
                   ---------------
under First Financial's employee welfare benefit plans; and (ii) eligibility and vesting, but not for purposes of benefit accrual or contributions, under the First Financial Corporation Employees' Pension Plan ("FFC Pension Plan") under the First Financial Corporation Employee Stock Ownership Plan ("FFC ESOP") or under the FFC 401(k) Plan. Subject to the provisions of Section 6.13
                                                                  ------------
hereof, those officers and employees of Community who otherwise meet the eligibility requirements of the FFC Pension Plan or FFC ESOP, based upon their age and years of Community service, shall become participants thereunder on the first plan entry date under the FFC Pension Plan or FFC ESOP, as the case may be, which coincides with or next follows the Effective Time. Those officers or employees who do not meet the eligibility requirements of the FFC Pension Plan, First Financial Corporation 401(k)
Plan or FFC ESOP on such date shall become participants thereunder on the first plan entry date under the FFC Pension Plan or FFC ESOP, as the case may be, which coincides with or next follows the date on which such eligibility requirements are satisfied. Subject to the provisions of Section
6.13 hereof, those officers and employees of Community who otherwise meet the eligibility requirements of the FFC 401(k) Plan, based upon their age and years of Community service shall become participants thereunder on the day immediately following the Disposition Date of such plan. Those officers or employees who do not meet the eligibility requirements of the FFC 401(k) Plan on such date shall become participants thereunder on the first plan entry date under the FFC 401(k) Plan which coincides with or next follows the date on which such eligibility requirements are satisfied.

         (c) No employee of Community serving as of the Effective Time shall be subject to any pre-existing condition limitation under any of First Financial's welfare benefit plans if such officer, employee or individual was not subject to any pre-existing condition limitation under the corresponding Community welfare benefit plan on the day immediately preceding the day he becomes a participant in the First Financial welfare benefit plans pursuant to Section 7.03(a) hereof. If in the sole discretion
                          ---------------
of First Financial it is administratively feasible without unreasonable efforts or expense, expenses incurred by a Community employee or a Community employee's covered dependent or spouse under a Community welfare benefit plan shall be taken into account for purposes of satisfying any applicable deductible, coinsurance or maximum out-of-pocket provisions under the corresponding First Financial welfare benefit plan in the year in which such individuals become participants in the First Financial plan.

         (d) Neither the terms of this Agreement nor the provision of any employee benefits by First Financial or any of its subsidiaries to employees of Community or Bank shall: (i) create any employment contract, agreement or understanding with or employment rights for, or constitute a commitment or obligation of employment to, any of the officers or employees of Community or Bank; or (ii) prohibit or restrict First Financial or its subsidiaries, whether before or after the Effective Time, from changing, amending or terminating any employee benefits provided to its employees from time to time.

         (e) First Financial shall take any and all actions necessary to effectuate the disposition of the Community Plans provided by this
Section 7.03 and by Section 6.13 hereof.
------------        ------------

         7.04.    Adverse Actions. First Financial shall not knowingly take any
                  ---------------
action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any respect at any time at or prior to the Effective Time, (ii)
any of the conditions to the Merger set forth in Section 8 not being
                                                 ---------
satisfied, (iii) a material violation of any provision of this Agreement or
(iv) a delay in the consummation of the Merger except, in each case, as may be required by applicable law or regulation.

         7.05.    Directors' and Officers' Liability Insurance. First Financial
                  --------------------------------------------
agrees that either Community or the Bank (as determined by Community), prior to the Effective Time, may pay the premium necessary to extend for three years from the Effective Time, Community's current directors' and officers' liability insurance policy with respect to matters occurring prior to the Effective Time; provided, however, that the amount of such premium shall not exceed an amount in the aggregate greater than three times the cost of the most recent policy of one year.

         7.06.    Assumption of Supplemental Executive Retirement Agreements.
                  ----------------------------------------------------------
Notwithstanding any other provision herein to the contrary, at the Effective Time, First Financial and Merger Corp hereby expressly assume and agree to be jointly and severally liable for the rights and obligations of, among other things, Community and Bank under those three (3) certain Supplemental Executive Retirement Agreements identified in this Section 7.06 below and
                                                   ------------
briefly described on Schedule 4.09(a)(iv) of the Disclosure Schedule to this
                     --------------------
Agreement:

         (i) That certain Supplemental Executive Retirement Agreement by and between Community Bank & Trust N.A., f/k/a/ Community Bank & Trust, fsb and Douglas W. Tompson dated as of June 22, 1995;

         (ii) That certain Supplemental Executive Retirement Agreement by and between Community Bank & Trust N.A., f/k/a/ Community Bank & Trust, fsb and Wayne H. Benson dated as of June 22, 1995; and

         (iii) That certain Supplemental Executive Retirement Agreement by and between Community Bank & Trust N.A., f/k/a/ Community Bank & Trust, fsb and Shirley B. Kessler dated as of June 22, 1995.

                                  SECTION 8

                     CONDITIONS PRECEDENT TO THE MERGER
                     ----------------------------------

         8.01.    First Financial.  The obligation of First Financial to
                  ---------------
consummate the Merger is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by First Financial:

         (a)      Representations and Warranties at Effective Time. Each of the
                  ------------------------------------------------
representations and warranties of Community contained in this Agreement will be true, accurate and correct in all material respects at and as of the Effective Time as though such representations and warranties had been made or given on and as of the Effective Time.

         (b)      Covenants. Each of the covenants and agreements of Community
                  ---------
will have been fulfilled or complied with in all material respects from the date of this Agreement through and as of the Effective Time.

         (c)      Deliveries at Closing. First Financial will have received from
                  ---------------------
Community at the Closing (as hereinafter defined) the items and documents, in form and content reasonably satisfactory to First Financial, set forth in
Section 11.02(b) hereof.

         (d)      Regulatory Approvals. The appropriate banking regulators will
                  --------------------
have authorized and approved the Merger on terms and conditions satisfactory to First Financial. In addition, all appropriate orders, consents, approvals and clearances from all other regulatory agencies and governmental authorities whose orders, consents, approvals or clearances are required by law for consummation of the Merger contemplated by this Agreement will have been obtained on terms and conditions satisfactory to First Financial.

         (e)      Shareholder Approval.  The shareholders of Community will
                  --------------------
have approved and adopted this Agreement as required by applicable law and its Articles of Incorporation.

         (f)      Officers' Certificate. Community will have delivered to First
                  ---------------------
Financial a certificate signed by its President and its Secretary, dated as of the Effective Time, certifying that: (i) all the representations and warranties of Community are true, accurate and correct in all material respects on and as of the Effective Time; (ii) all the covenants of Community have been complied with in all material respects from the date of this Agreement through and as of the Effective Time; and (iii) Community has satisfied and fully complied with all conditions necessary to make this Agreement effective as to them.

         (g)      Stock Options. Except for the 154,340 outstanding "in the
                  -------------
money" Community options to purchase shares of Community common stock referenced in Section 2 of this Agreement, all options, warrants,
              ---------
commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to any shares of Community Common Stock, or any securities convertible into or representing the right to purchase or otherwise acquire any common stock or debt securities of Community, by which Community is or may become bound, will have been terminated or expired.

         (h)      Adequate Consideration and Fairness Opinion. A written opinion
                  -------------------------------------------
shall have been delivered to the Special Trustee of the Community ESOP by its independent financial advisor to the effect specified in Section 6.13(b)(iii).
                                                         --------------------
Such opinion shall (i) be in form and substance satisfactory to First Financial and its counsel, (ii) be dated as of a date not later than the mailing date of the proxy statement-prospectus relating to the Merger to be mailed to Community's shareholders, and (iii) updated or confirmed in writing as of the Effective Time.

         (i)      Amount of Liabilities and Assets. First Financial shall have
                  --------------------------------
agreed to the amount of the potential tax liabilities of Community and the amounts contemplated by Sections 2.02(b)(ii) and (iv) for purposes of
                        -----------------------------
determining the Aggregate Purchase Price in Section 2.02(b), and any amount
                                            ---------------
contemplated by Section 2.02(c).
                ---------------

         (j)      Director Waivers. First Financial shall have received from
                  ----------------
each of the Directors of Community and the Bank waivers, in form and substance satisfactory to it, of such individual's rights to seek reimbursement of or make a claim for the expenses incurred or which may be incurred in connection with the matters set forth in Schedule 4.26(b) of the Disclosure
                                         ----------------
Schedule.

         8.02.    Community. The obligation of Community to consummate the
                  ---------
Merger is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by
Community:

         (a)      Representations and Warranties at Effective Time. Each of the
                  ------------------------------------------------
representations and warranties of First Financial contained in this Agreement will be true, accurate and correct in all material respects on and as of the Effective Time as though the representations and warranties had been made or given at and as of the Effective Time.

         (b)      Covenants. Each of the covenants and agreements of First
                  ---------
Financial will have been fulfilled or complied with in all material respects from the date of this Agreement through and as of the Effective Time.

         (c)      Deliveries at Closing. Community will have received from
                  ---------------------
First Financial at the Closing the items and documents, in form and content reasonably satisfactory to Community, listed in Section 11.02(a) hereof.
                                                ----------------

         (d)      Regulatory Approvals. The appropriate banking regulators will
                  --------------------
have authorized and approved the Merger. In addition, all appropriate orders, consents, approvals and clearances from all other regulatory agencies and governmental authorities whose orders, consents, approvals or clearances are required by law for consummation of the Merger contemplated by this Agreement will have been obtained.

         (e)      Shareholder Approval.  The shareholders of Community will
                  --------------------
have approved and adopted this Agreement as required by applicable law and Community's Articles of Incorporation.

         (f)      Officers' Certificate. First Financial will have delivered
                  ---------------------
to Community a certificate signed by its Chairman or President and its Secretary, dated as of the Effective Time, certifying that: (i) all the representations and warranties of First Financial are true, accurate and correct in all material respects on and as of the Effective Time; (ii) all the covenants of First Financial have been complied with in all material respects from the date of this Agreement through and as of the Effective Time; and (iii) First Financial has satisfied and fully complied with all conditions necessary to make this Agreement effective as to it.

                                  SECTION 9

                            TERMINATION OF MERGER
                            ---------------------

         9.01.    Manner of Termination. This Agreement and the Merger may be
                  ---------------------
terminated at any time prior to the Effective Time by written notice delivered by First Financial to Community, or by Community to First Financial, as follows:

         (a)      By First Financial or Community, if:

                  (i) the Merger contemplated by this Agreement has not been consummated by September 30, 2001; or

                  (ii) the Agreement and the Merger are not approved by the requisite vote of the shareholders of Community at the Special Meeting of Shareholders of Community; or

                  (iii) the respective Boards of Directors of First Financial and Community mutually agree to terminate this Agreement.

         (b)      By First Financial if:

                  (i) First Financial determines in its sole discretion that any item, event or information set forth in any supplement, amendment or update to the Disclosure Schedule, or the results of any environmental report pursuant to Section 6.10, has had or could be
                                       ------------
                           expected to have a material adverse effect on the business, assets, capitalization, financial condition or results of operations of Community; or First Financial otherwise becomes aware of any item, event or information which it determines in its sole discretion has had or could be expected to have a material adverse effect on the business, assets, capitalization, financial condition or results of operations of Community (it being understood and acknowledged by Community that the due diligence review of Community by First Financial was not complete as of the date of this Agreement); or

                  (ii) there has been a misrepresentation or a breach of any warranty by or on the part of Community in its representations and warranties set forth in this Agreement which has had or would be expected to have a material adverse effect on the business, assets,
                           capitalization, financial condition or results of operations of Community; provided, however, that in the event of any inaccuracy in the representations and warranties contained in Section 4.03 hereof
                                                       ------------
                           relative to the number of issued and outstanding shares of capital stock or options to purchase shares of capital stock of Community or Bank, First Financial will have the absolute right to terminate this Agreement without regard to the materiality of any such inaccuracy; or

                  (iii) there has been a breach of or failure to comply with any covenant set forth in this Agreement by or on the part of Community which could reasonably be expected to have a material adverse effect on the economic value of the Merger to First Financial; or

                  (iv) First Financial shall reasonably determine that the Merger contemplated by this Agreement has become inadvisable or impracticable by reason of commencement or threat of any claim, litigation or proceeding against First Financial, Community, or any director or officer of any of such entities (A) relating to this Agreement or the Merger, or (B) which is likely to have a material adverse effect on the business, assets, capitalization, financial condition or results of operations of Community; or

                  (v) there has been a material adverse change in the business, assets, capitalization, financial condition or results of operations of Community as of the Effective Time as compared to that in existence as of December 31, 2000 other than (A) any change resulting from the action taken by Community pursuant to
                           Section 6.12 or Section 6.17, (B) any change set
                           ------------    ------------
                           forth on the Disclosure Schedule as of and delivered as of the date of this Agreement, or (C) resulting primarily by reason of changes in banking laws or regulations (or interpretations thereof), changes in the general level of interest rates or changes in economic, financial or market conditions affecting the banking industry generally in Community's market area; or

                  (vi) Community's Board of Directors has failed to approve and recommend this Agreement or the Merger, or has withdrawn or modified in any manner adverse to First Financial its approval or recommendation of this Agreement or the Merger or will have resolved or publicly announced an intention to do either of the foregoing; or

                  (vii) the sale by Community for cash of all of the shares of American Bank of Illinois in Highland, MidAmerica Bank of St. Clair County, and The Egyptian State Bank has not consummated by May 30, 2001.

         (c)      By Community, if:

                  (i) there has been a misrepresentation or a breach of any warranty by or on the part of First Financial in its representations and warranties set forth in this Agreement which has had or would be expected to have a material adverse effect on the business, assets, capitalization of First Financial; or

                  (ii) there has been a breach of or failure to comply with any covenant set forth in this Agreement by or on the part of First Financial or First Financial which has had or would be expected to have a material adverse effect on the business, assets, capitalization, financial condition or results of operations of First Financial; or

                  (iii) it shall reasonably determine that the Merger contemplated by this Agreement has become inadvisable or impracticable by reason of commencement or threat of any material claim, litigation or proceeding against First Financial
                           (A) relating to this Agreement or the Merger, or
                           (B) which is likely to have a material adverse effect on the business, assets, capitalization of First Financial.

         9.02.    Effect of Termination. Upon termination by written notice,
                  ---------------------
this Agreement shall be of no further force or effect, and there shall be no further obligations or restrictions on future activities on the part of First Financial, Community and their respective directors, officers, employees, agents and shareholders, except as provided in compliance with the confidentiality provisions of this Agreement set forth in Section 6.07
                                                              ------------
and the payment of expenses set forth in Section 12.10 hereof. Termination
                                         -------------
will not in any way release a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

                                 SECTION 10

                        EFFECTIVE TIME OF THE MERGER
                        ----------------------------

         Upon the terms and subject to the conditions specified in this Agreement, the Merger will become effective at the close of business on the day and at the time specified in the Articles of Merger of Community with and into Merger Corp as filed with the Indiana and Illinois Secretaries of State ("Effective Time"). Unless otherwise mutually agreed to by the parties hereto, the Effective Time will occur on the last business day of the month following (a) the fulfillment of all conditions precedent to the Merger set forth in Section 8 of this Agreement and (b) the expiration of all waiting
         ---------
periods in connection with the bank regulatory applications filed for the approval of the Merger.

                                 SECTION 11

                                   CLOSING
                                   -------

         11.01.   Closing Date and Place. So long as all conditions precedent
                  ----------------------
set forth in Section 8 hereof have been satisfied and fulfilled, the closing
             ---------
of the Merger ("Closing") will take place on the Effective Time at a location to be reasonably determined by First Financial.

         11.02.   Deliveries.  (a) At the Closing, First Financial will deliver
                  ----------
to Community the following:

                  (i)      the officers' certificate contemplated by
                           Section 8.02(g) hereof;
                           ---------------

                  (ii) copies of all approvals by government regulatory agencies necessary to consummate the Merger;

                  (iii) copies of the resolutions of the Board of Directors of First Financial and Merger Corp certified by the Secretary of First Financial and Merger Corp, respectively, relative to the approval of this Agreement and the Merger; and

                  (iv) such other documents as Community or its legal counsel may reasonably request.

         (b) At the Closing, Community will deliver to First Financial the following:

                  (i) an opinion of its legal counsel in the form attached hereto as Exhibit A and dated as of the Effective Time;

                  (ii)     the officers' certificate contemplated by
                           Section 8.01(f) hereof;
                           ---------------

                  (iii) a list of Community's shareholders as of the Effective Time certified by the President and Secretary of Community;

                  (iv) copies of the resolutions adopted by the Board of Directors and shareholders of Community certified by the Secretary of Community relative to the approval of this Agreement and the Merger;

                  (v) such other documents as First Financial or its legal counsel may reasonably request; and

                  (vi)     the Fairness Opinion required by Sections 8.01(h)
                                                            ----------------
                           and 8.02(h) hereof; and
                               -------

                                 SECTION 12

                                MISCELLANEOUS
                                -------------

         12.01.    Effective Agreement. This Agreement will be binding upon and
                   -------------------
inure to the benefit of the respective parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto; provided, however, that no such extension, waiver or amendment agreed to after authorization of this Agreement by the shareholders of Community will affect the rights of such shareholders in any manner which is materially adverse to such shareholders. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they will not be construed as conferring any rights on any other persons.

         12.02.    Waiver; Amendment. (a) The parties hereto may by an
                   -----------------
instrument in writing: (i) extend the time for the performance of or otherwise amend any of the covenants, conditions or agreements of the other parties under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant hereto or thereto; (iii) waive the performance by the other parties of any of the covenants or agreements to be performed by it or them under this Agreement; or (iv) waive the satisfaction or fulfillment of any condition, the nonsatisfaction or nonfulfillment of which is a condition to the right of the party so waiving to consummate the Merger. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement will not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder.

         (b) This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties hereto.

         12.03.    Notices. All notices, requests and other communications
                   -------
hereunder will be in writing (which will include telecopier communication) and will be deemed to have been duly given if delivered by hand and receipted for, sent by certified United States Mail, return receipt requested, first class postage pre-paid, delivered by overnight express receipted delivery service or telecopied if confirmed immediately thereafter by also mailing a copy of such notice, request or other communication by certified United States Mail, return receipt requested, with first class postage pre-paid as follows:

         If to First Financial:                             with a copy to (which will not
                                                            constitute notice):

         First Financial Corporation                        Krieg DeVault Alexander & Capehart
         One First Financial Plaza                          One Indiana Square, Suite 2800
         PO Box 540                                         Indianapolis, Indiana 46204-2017
         Terre Haute, Indiana 447807                        ATTN:  John W. Tanselle, Esq.
         ATTN: Michael A. Carty, CFO and Secretary          Telephone: (317) 238-6216
         Telephone: (812) 238-6264                          Telecopier: (317) 636-1507
         Telecopier: (812) 238-6140

         If to Community:                                   with a copy to (which will not
                                                            constitute notice):

         Community Financial Corp.                          Thompson Coburn LLP
         240 E. Chestnut Street                             One Firstar Plaza
         Olney, Illinois 62450-2295                         St. Louis, Missouri 63101
         ATTN: Wayne H. Benson, President                   ATTN: Gerard K. Sandweg, Jr.
         Telephone: (618) 395-8676                          Telephone: (314) 552-6104
         Telecopier: (618) 392-4619                         Telecopier: (314) 552-7104

or such substituted address or person as any of them have given to the other in writing. All such notices, requests or other communications will be effective: (a) if delivered by hand, when delivered; (b) if mailed in the manner provided herein, five (5) business days after deposit with the United States Postal Service; (c) if delivered by overnight express delivery service, on the next business day after deposit with such service; and (d) if by telecopier, on the next business day if also confirmed by mail in the manner provided herein.

         12.04.   Headings. The headings in this Agreement have been inserted
                  --------
solely for ease of reference and should not be considered in the interpretation or construction of this Agreement.

         12.05.   Severability. In case any one or more of the provisions
                  ------------
contained herein will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement, but this Agreement will be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

         12.06.   Counterparts. This Agreement may be executed in any number
                  ------------
of counterparts, each of which will be an original, but such counterparts will together constitute one and the same instrument.

         12.07.   Governing Law. This Agreement will be governed by and
                  -------------
construed in accordance with the laws of the State of Indiana and applicable federal laws, without regard to principles of conflicts of law.

         12.08.   Entire Agreement. This Agreement and the Exhibits hereto
                  ----------------
supersede all other prior or contemporaneous understandings, commitments, representations, negotiations or agreements, whether oral or written, among the parties hereto relating to the Merger or matters contemplated herein and constitute the entire agreement between the parties hereto, except as otherwise provided herein. Upon the execution of this Agreement by all the parties hereto, any and all other prior writings of either party relating to the Merger will terminate and will be rendered of no further force or effect. The parties hereto agree that each party and its counsel reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

         12.09.   Survival of Representations, Warranties or Covenants. Except
                  ----------------------------------------------------
as set forth in the following sentence, none of the representations, warranties or covenants of the parties will survive the Effective Time or the earlier termination of this Agreement, and thereafter First Financial, Merger Corp, Community, and all the respective directors, officers and employees of First Financial, Merger Corp and Community will have no further liability with respect thereto, except for fraud or except as otherwise provided by law, whether statutory, common law or otherwise. The covenants contained in Sections 6.07 (regarding confidentiality), 9.02, 12.08, 12.09
             -------------------------------------------------------------
and 12.10 shall survive termination of this Agreement. The covenants
---------
contained in Sections 6.07 (regarding confidentiality), 12.08, 12.09 and
             -----------------------------------------------------------
12.10 shall survive the Effective Time.
-----

         12.10.   Expenses. Each party to this Agreement shall pay its own
                  --------
 expenses incidental to the Merger contemplated hereby.

         12.11.   Certain References. Whenever in this Agreement a singular
                  ------------------
word is used, it also will include the plural wherever required by the context and vice-versa. Except expressly stated otherwise, all references in this Agreement to periods of days shall be construed to refer to calendar, not business, days. The term "business day" will mean any day except Saturday and Sunday when Terre Haute First National Bank in Terre Haute, Indiana, the lead bank of First Financial, is open for the transaction of business.

         12.12.   Disclosure Schedule. The Disclosure Schedule attached hereto
                  -------------------
is intended to be and hereby is specifically made a part of this Agreement.

         IN WITNESS WHEREOF, First Financial, Merger Corp and Community have made and entered into this Agreement as of the day and year first above written and have caused this Agreement to be executed, attested in counterparts and delivered by their duly authorized officers.

                                         FIRST FINANCIAL CORPORATION


                                   By:           /s/ Donald E. Smith
                                      ----------------------------------------
                                       Donald E. Smith, Chairman of the Board
                                                    and President

/s/ Michael A. Carty
-------------------------------
Michael A. Carty, Secretary


                                         FFC MERGER CORP


                                   By:           /s/ Donald E. Smith
                                      ----------------------------------------
                                       Donald E. Smith, Chairman of the Board
                                                    and President

/s/ Michael A. Carty
-------------------------------
Michael A. Carty, Secretary


                                         COMMUNITY FINANCIAL CORP.


                                   By:           /s/ Wayne H. Benson
                                      ----------------------------------------
                                             Wayne H. Benson, President

/s/ Steve Walser
-------------------------------
Steve Walser, Secretary